Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Transocean Ltd.’s Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-147669) pertaining to the:

(1)	Global Marine Inc. 1990 Non-Employee Director Stock Option Plan,

(2)	Santa Fe International Corporation 1997 Long-Term Incentive Plan,

(3)	GlobalSantaFe Corporation 1998 Stock Option And Incentive Plan,

(4)	GlobalSantaFe Corporation 2001 Non-Employee Director Stock Option And Incentive Plan,

(5)	GlobalSantaFe Corporation 2001 Long-Term Incentive Plan, and

(6)	GlobalSantaFe Corporation 2003 Long-Term Incentive Plan;

of our reports dated February 27, 2008, with respect to the consolidated financial statements and schedule of Transocean Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Transocean Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Houston, Texas
December 18, 2008